UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2007
SELECTICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3 West Plumeria Drive
San Jose, CA 95134
(408) 570-9700
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On August 3, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Selectica, Inc. (the “Company”) approved an increase in the annual base salary of Bill Roeschlein, the Company’s Chief Financial Officer, to $250,000. The Committee also determined that Mr. Roeschlein will be eligible for a bonus with a target amount of $62,500, based 70% on the Company’s performance and 30% on individual performance, and an additional bonus of $25,000 based on the successful completion of a particular assignment prior to the close of fiscal year 2008. The Committee also determined that Steve Goldner, the Company’s Vice President of Engineering, will be eligible for a bonus of $25,000 based on the successful completion of a particular assignment prior to the close of the second quarter of fiscal year 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.
DATE: August 8, 2007	By:	/s/ Bill Roeschlein
Bill Roeschlein
Chief Financial Officer